Schedule A Series of the Trust

May 17, 2019

Name of Fund

Currency Funds
WisdomTree Bloomberg U.S. Dollar Bullish Fund
WisdomTree Chinese Yuan Strategy Fund
WisdomTree Emerging Currency Strategy Fund

Fixed Income
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund
WisdomTree Yield Enhanced Global Aggregate Bond Fund
WisdomTree Fundamental U.S. Corporate Bond Fund
WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund
WisdomTree Fundamental U.S. High Yield Corporate Bond Fund
WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund
WisdomTree Emerging Markets Corporate Bond Fund
WisdomTree Emerging Markets Local Debt Fund
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund
WisdomTree Negative Duration U.S. Aggregate Bond Fund
WisdomTree Interest Rate Hedged High Yield Bond Fund
WisdomTree Negative Duration High Yield Bond Fund
WisdomTree Floating Rate Treasury Fund

Domestic Funds
WisdomTree U.S. Total Dividend Fund
WisdomTree U.S. LargeCap Dividend Fund
WisdomTree U.S. MidCap Dividend Fund
WisdomTree U.S. SmallCap Dividend Fund
WisdomTree U.S. High Dividend Fund
WisdomTree U.S. Dividend ex-Financials Fund
WisdomTree U.S. Quality Dividend Growth Fund
WisdomTree U.S. SmallCap Quality Dividend Growth Fund
WisdomTree U.S. Quality Shareholder Yield Fund (f/k/a WisdomTree LargeCap Value Fund)
WisdomTree U.S. Total Market Fund (f/k/a WisdomTree U.S. Total Earnings Fund)
WisdomTree U.S. LargeCap Fund (f/k/a WisdomTree U.S. Earnings 500 Fund)
WisdomTree U.S. MidCap Fund (f/k/a WisdomTree U.S. MidCap Earnings Fund)
WisdomTree U.S. SmallCap Fund (f/k/a WisdomTree U.S. SmallCap Earnings Fund)
WisdomTree U.S. Multifactor Fund

International Funds
WisdomTree International Multifactor Fund
WisdomTree Emerging Markets Multifactor Fund
WisdomTree International Equity Fund
WisdomTree International LargeCap Dividend Fund
WisdomTree International MidCap Dividend Fund
WisdomTree International SmallCap Dividend Fund
WisdomTree International High Dividend Fund
WisdomTree International Dividend ex-Financials Fund
WisdomTree International Quality Dividend Growth Fund
WisdomTree Europe Quality Dividend Growth Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Global High Dividend Fund
WisdomTree Global ex-U.S. Quality Dividend Growth Fund
WisdomTree Global ex-U.S. Real Estate Fund
WisdomTree Asia Pacific ex-Japan Fund
WisdomTree Emerging Markets Dividend Fund
WisdomTree Emerging Markets High Dividend Fund
WisdomTree Emerging Markets SmallCap Dividend Fund
WisdomTree Emerging Markets Quality Dividend Growth Fund
WisdomTree Emerging Markets Consumer Growth Fund
WisdomTree India Earnings Fund
WisdomTree India ex-State-Owned Enterprises Fund
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund
WisdomTree China ex-State-Owned Enterprises Fund
WisdomTree ICBCCS S&P China 500 Fund
WisdomTree Middle East Dividend Fund
WisdomTree Europe Hedged Equity Fund
WisdomTree Europe Hedged SmallCap Equity Fund
WisdomTree Germany Hedged Equity Fund
WisdomTree International Hedged Quality Dividend Growth Fund
WisdomTree Japan Hedged Equity Fund
WisdomTree Japan Hedged SmallCap Equity Fund
WisdomTree Dynamic Currency Hedged International Equity Fund
WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund
WisdomTree Europe Multifactor Fund (f/k/a WisdomTree Dynamic Currency Hedged Europe Equity Fund)
WisdomTree Japan Multifactor Fund (f/k/a WisdomTree Dynamic Currency Hedged Japan Equity Fund)
WisdomTree Modern Tech Platforms Fund

Alternative Funds
WisdomTree Managed Futures Strategy Fund

WisdomTree CBOE S&P 500 PutWrite Strategy Fund
WisdomTree CBOE Russell 2000 PutWrite Strategy Fund
WisdomTree Continuous Commodity Index Fund

Asset Allocation
WisdomTree Balanced Income Fund
WisdomTree 90/60 U.S. Balanced Fund